EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SPEAR & JACKSON, INC. ACCEPTS $1.96 PER SHARE ALL CASH GOING PRIVATE OFFER FROM MAJORITY STOCKHOLDER

Wellington, FL – June 25, 2007:  Spear & Jackson, Inc. (SJCK.PK) announced today that it entered into a definitive Merger Agreement with United Pacific Industries Limited ("UPI"), Spear & Jackson, Inc.'s majority stockholder; Pantene Global Holdings Limited ("Pantene"), the wholly-owned subsidiary of UPI and Pantene Global Acquisition Corp., a wholly-owned subsidiary of Pantene.

Under the terms of the Agreement, Pantene Global Acquisition Corp. will merge with Spear & Jackson, Inc. and the separate existence of Spear & Jackson shall cease and Pantene Global Acquisition Corp. shall continue as a surviving corporation of the Merger.  Stockholders of Spear & Jackson, Inc. (other than UPI, Pantene and Pantene Global Acquisition Corp. and those stockholders of Spear & Jackson, Inc. who exercise their dissenter's rights under Nevada law) will receive a cash payment of $1.96 per share.  The proposed transaction will result in the acquisition of all the outstanding common stock other than the shares under control by UPI.  The closing of the proposed transaction is subject to, among other things, (i) approval of the proposed transaction by the affirmative vote of majority outstanding shares of the Company (UPI is the Company's majority stockholder and intends to vote its shares in favor of the merger transaction); (ii) approval of the proposed transaction by the shareholders of UPI; (iii) receipt of any regulatory approvals and third party consents; and (iv) since the date of the Agreement, no Material Adverse Effect (as defined in the Agreement), shall have occurred.

The proposed transaction may only be completed in accordance with an applicable state and federal laws including the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended.  This press release shall not constitute an offer or a solicitation of an offer to buy or sell any securities of Spear & Jackson, Inc. or a solicitation regarding the proposed transactions.  Spear & Jackson, Inc. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger.  Information concerning Spear & Jackson, Inc.'s participants is set forth in its annual report on Form 10-K as filed with the SEC.  Additional information regarding the interests of participants of Spear & Jackson, Inc. in the solicitation of proxies in respect of the merger will be included in the proxy statement to be filed with the SEC.

Spear & Jackson, Inc., based in Sheffield, England, is one of the largest and oldest premium tool manufacturers in the UK.  Spear & Jackson, Inc. manufactures and distributes tools, garden tools, metrology equipment, woodworking tools and magnetic equipment.  Spear & Jackson, Inc. sells its products under the Spear & Jackson, Neill Tools, Bowers, Robert Sorby, Moore and Wright, Eclipse (Blades), WHS, Tyzack, and

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Eclipse Magnetics Brands.  Spear & Jackson, Inc. has divisions in England, France, the Netherlands, Australia, New Zealand and China and distributes its products throughout the world.

Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future.  Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including some factors which will be outside of the control of the Company, such as successful completion and consolidation of acquisitions, such as consumer spending patterns, availability of consumer and commercial credit, interest rates, currency exchange rates, inflation rates, adverse weather, energy costs, freight costs, the level of residential and commercial constructions and the costs of raw materials, along with other specific factors with respect to the Company's businesses set forth in the Company's responses and other documents filed with the Securities and Exchange Commission.  Interested parties should review the "forward-looking statement" and "risk factors" sections in the reports that Spear & Jackson, Inc. files with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended September 30, 2006.

It is expected that Spear & Jackson, Inc. will file, among other things, a proxy statement with the SEC in connection with the proposed transaction.  Stockholders are urged to read the proxy statement carefully when it is available.  The proxy statement will contain information about Spear & Jackson, Inc., the proposed transaction and related matters.  Stockholders will be able to obtain free copies of these documents from the website maintained by the SEC at www.sec.gov.  Free copies of the proxy statement, when available, may also be obtained from Spear & Jackson, Inc. by contacting the person identified below.

Spear & Jackson plc

Patrick J. Dyson

011 44 114 2814 242

Sheffield

England

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